UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 3, 2023

Bioventus Inc.

(Exact name of registrant as specified in charter)

Delaware	001-37844	81-0980861
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4721 Emperor Boulevard, Suite 100

Durham, North Carolina 27703

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (919) 474-6700

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common Stock, $0.001 par value per share	BVS	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 3, 2023, the Board of Directors (the “Board”) of Bioventus Inc. (the “Company”) informed Kenneth Reali that it had determined that he would transition from his role as Chief Executive Officer of the Company and, on April 4, 2023, Mr. Reali resigned as a director and officer of the Company. On April 4, 2023, Anthony P. Bihl III was appointed as Interim Chief Executive Officer of the Company and as a Class III director of the Company, effective April 5, 2023. Mr. Bihl succeeds Mr. Reali as the Company’s principal executive officer. Mr. Reali’s departure is not related to any matter relating to the Company’s operations, policies or practice.

Mr. Bihl previously served as Chief Executive Officer and a member of the board of managers of Bioventus LLC, the Company’s subsidiary, from December 2013 to April 2020. From June 2011 through June 2012, he was Group President of American Medical Systems (“AMS”), a subsidiary of Endo Pharmaceuticals. Mr. Bihl was President, Chief Executive Officer and a director of AMS from April 2008 until Endo acquired AMS in June 2011. He served as Chief Executive Officer of the Diagnostics Division of Siemens Medical Solutions from January to November 2007, and as President of the Diagnostics Division of Bayer HealthCare from 2004 through 2006. Prior to that, Mr. Bihl served in a number of operations and finance roles at Bayer HealthCare and for over 20 years at E.I. DuPont. Mr. Bihl is a director and Chairman of the Board of Spectral Medical, Inc. (TSX: EDTXF), a Canadian company that develops products for the diagnosis and treatment of severe sepsis and septic shock, and Sonendo, Inc. (NYSE: SONX), a leading dental technology company that began trading on the New York Stock Exchange on October 29, 2021. Mr. Bihl previously served on the board of directors of Meridian Bioscience, Inc. from 2020 to 2023. Mr. Bihl previously served as a member of the board of directors of Nuvectra Corporation (OTC: NVTRQ) from March 2016 to May 2020 and prior to March 2016, served on the board of directors of Integer Holdings Corporation (NYSE: ITGR) before it spun off Nuvectra and on the board of directors of Flowonix Medical Inc., a privately-held company that develops and markets targeted drug delivery platforms, from July 2020 to March 2022. The Board believes that Mr. Bihl is well-qualified to serve on the Company’s Board considering his prior experience as Bioventus LLC’s Chief Executive Officer and his vast experience as a public company director.

The Company expects to enter into a compensatory arrangement in connection with Mr. Bihl’s role, the material terms of which will be disclosed in an amended Current Report on Form 8-K in accordance with Instruction 2 to Item 5.02 of Form 8-K.

In connection with the Company’s termination of Mr. Reali’s employment, the Company has entered into a Separation Agreement and Release with Mr. Reali, dated April 4, 2023 (the “Separation Agreement”). Pursuant to the Separation Agreement, Mr. Reali will be entitled to severance benefits including (i) payment of his annual base salary of for eighteen months following April 5, 2023 (the “Severance Period”); (ii) 150% of his target annual bonus for 2023 payable in equal installments over the Severance Period; and (iii) payment of COBRA premiums for medical and dental insurance coverage during the Severance Period. The foregoing will be subject to continued compliance with existing restrictive covenants under his employment agreement with the Company and execution and non-revocation of a release of claims.

The foregoing summary of the terms of the Separation Agreement is qualified in its entirety by reference to the complete text of the Separation Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are included with this Current Report on Form 8-K:

Exhibit No.

10.1	Separation Agreement and Release between Kenneth Reali and Bioventus Inc., dated April 4, 2023.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded with the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOVENTUS INC.

Date: April 5, 2023	By:	/s/ Anthony D’Adamio
Anthony D’Adamio
Senior Vice President and General Counsel